Exhibit 99.1

AMENDMENT NUMBER FOUR TO EMPLOYMENT LETTER

This amendment (the “Amendment”) to the Employment Letter (the “Employment Letter”) entered into as of November 28, 2007 and amended as of December 4, 2008, May 7, 2009 and October 30, 2009 between EMC Corporation (“EMC”) and Joseph M. Tucci (the “Executive”), is made as of January 20, 2012.

WHEREAS, the Employment Letter provides that the Executive shall continue in the role of Chairman and CEO through at least December 31, 2012; and

WHEREAS, EMC and the Executive desire to extend the Executive’s service through 2013;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All references to the year 2012 are hereby amended and restated in their entirety to reference the year 2013.

2. This Amendment shall be effective as of the date hereof.

3. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall constitute the same document.

4. Except as modified by this Amendment, the Employment Letter is hereby confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.

EMC CORPORATION

/s/ David N. Strohm
David N. Strohm
Lead Director

EXECUTIVE

/s/ Joseph M. Tucci
Joseph M. Tucci